Exhibit 99.1

Bristol-Myers Squibb Pharma
Research Labs, Inc.
f/k/a DuPont Pharmaceutical
Research Laboratories, Inc.
(a wholly-owned subsidiary of E.R. Squibb & Sons, L.L.C.)
Special Purpose Statements
Years Ended December 31, 2001 and 2000

Bristol-Myers Squibb Pharma Research Labs, Inc.
f/k/a DuPont Pharmaceutical Research Laboratories, Inc.
(a wholly-owned subsidiary of E.R. Squibb & Sons, L.L.C.)

Report of Independent Accountants

To the Board of Directors and
Stockholders of Deltagen, Inc.:

We have audited the accompanying historical statements of assets to be acquired and liabilities to be assumed of Bristol-Myers Squibb Pharma Research Labs, Inc. (f/k/a DuPont Pharmaceutical Research Labs, Inc.) (the “Company”), a wholly-owned indirect subsidiary of Bristol-Myers Squibb Company (effective October 1, 2001), as of December 31, 2001 and 2000, and the related statements of direct operating expenses for the years ended December 31, 2001 and 2000. These historical statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements of assets to be acquired and liabilities to be assumed and the statements of direct operating expenses are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in these historical statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of these statements. We believe our audits provide a reasonable basis for our opinion.

The accompanying statements of assets to be acquired and liabilities to be assumed and of direct operating expenses were prepared on the basis described in Note 1 and are not intended to be a complete presentation of the Company’s financial position or results of operations.

In our opinion, the historical statements referred to above present fairly, in all material respects, the assets to be acquired and liabilities to be assumed of the Company as of December 31, 2001 and 2000 and the related direct operating expenses for the years ended December 31, 2001 and 2000 in conformity with accounting principles generally accepted in the United States of America and the basis of presentation described in Note 1.

/s/    PRICEWATERHOUSECOOPERS LLP

San Jose, California
February 8, 2002

Bristol-Myers Squibb Pharma Research Labs, Inc.
f/k/a DuPont Pharmaceutical Research Laboratories, Inc.
(a wholly-owned subsidiary of E.R. Squibb & Sons, L.L.C.)
Statements of Assets to be Acquired and Liabilities to be Assumed (in thousands)

	December 31,
	2001	2000
Assets to be acquired:
Prepaid expenses	$603	$721
Total current assets	603	721
Property and equipment, net	12,934	11,675
Deposits and other assets	238	392

Total assets to be acquired	$13,775	$12,788

Liabilities to be assumed:
Accounts payable	$500	$731
Accrued expenses	834	1,500
Current portion of obligations under capital lease	760	1,821

Total current liabilities	2,094	4,052

Deferred credit	592	—
Obligations under capital lease, less current portion	52	815
Total liabilities to be assumed	2,738	4,867

Net assets to be acquired	$11,037	$7,921

The accompanying notes are an integral part of these statements.

Bristol-Myers Squibb Pharma Research Labs, Inc.
f/k/a DuPont Pharmaceutical Research Laboratories, Inc.
(a wholly-owned subsidiary of E.R. Squibb & Sons, L.L.C.)
Statements of Direct Operating Expenses (in thousands)

	For the Year Ended
	December 31,
	2001	2000
Research and development:
Salaries and benefits	$13,932	$14,412
Rent	3,594	3,159
Depreciation and amortization	3,277	2,905
Other	8,288	8,187

	29,091	28,663
Administrative	508	941
Interest expense, net	150	150

Total direct operating expenses	$29,749	$29,754

The accompanying notes are an integral part of these statements.

Bristol-Myers Squibb Pharma Research Labs, Inc.
f/k/a DuPont Pharmaceutical Research Laboratories, Inc.
(a wholly-owned subsidiary of E.R. Squibb & Sons, L.L.C.)
Notes to Special Purpose Statements
(in thousands)

1.    Description of Business and Basis of Presentation

Bristol-Myers Squibb Pharma Research Labs, Inc.—f/k/a DuPont Pharmaceutical Research Laboratories, Inc. (the “Company”), a wholly owned subsidiary of E.R. Squibb & Sons, L.L.C. (“ERS”) develops proprietary computational design technology, which is integrated with high throughput parallel synthesis, purification, and analysis to accelerate the discovery of new chemical products. ERS is a wholly owned subsidiary of Bristol-Myers Squibb Company (“BMS”).

Prior to the acquisition of DuPont Pharmaceutical Corporation (“DuPont Pharmaceutical”) by BMS on October 1, 2001, the Company was a wholly owned indirect subsidiary of EI dupont de Nemours (“DuPont”).

These historical special purpose statements present the assets to be acquired, liabilities to be assumed and the direct operating expenses of the Company related to the business to be disposed and do not reflect a complete presentation of the Company’s financial position or results of operations and may not be indicative of future operating expenses of the Company on a standalone basis. The carrying values of the assets and liabilities are not adjusted to reflect the acquisition by BMS. The assets to be acquired, liabilities to be assumed and related direct operating expenses are presented in accordance with accounting principles generally accepted in the United States of America.

The funding to meet the Company’s obligations and working capital needs has been provided by DuPont Pharmaceutical through September 30, 2001. After the acquisition and through the date of BMS ownership such support, as needed, is provided by BMS.

2.    Accounting Policies

Property and equipment

Property, equipment and purchased software are recorded at cost. Depreciation and amortization are computed on the straight-line method over the estimated useful lives of the assets, or for leasehold improvements over the shorter of the estimated useful lives of the assets or the remaining term of the lease. The estimated useful lives of the respective classes of assets are as follows:

Office furniture, fixtures and equipment	5 to 7 years
Laboratory and computer equipment	2 to 7 years
Leasehold improvements	3 to 15 years

Maintenance and repairs are charged to expense as incurred. Upon retirement or disposal of the assets, the cost and accumulated depreciation and amortization are removed from the asset accounts. Depreciation expense and capital lease related amortization expense totaled $3,277 and $2,905 in 2001 and 2000, respectively.

Bristol-Myers Squibb Pharma Research Labs, Inc.
f/k/a DuPont Pharmaceutical Research Laboratories, Inc.
(a wholly-owned subsidiary of E.R. Squibb & Sons, L.L.C.)
Notes to Special Purpose Statements (Continued)
(in thousands)

Revenues

The Company has generated revenues through research collaborations with several third parties including biotechnology, pharmaceutical and agrochemical companies. In addition, pursuant to the collaborations, the Company also received reimbursement of costs related to scientists and facilities, which were dedicated to certain projects. As of December 31, 2001 the Company no longer recognizes revenues or receives reimbursement of costs pursuant to the collaborations. Revenues and expense reimbursements related to these collaborations have been excluded from these special purpose historical statements because these historical statements are intended only to present the operating expenses of the Company. Such revenues and expense reimbursements are not expected to occur in the future. Certain collaboration agreements contain milestone and royalty payments which management believes are not likely to result in revenues in the future.

Expenses

Other expenses include laboratory supplies, consulting and contractor fees, travel, employee training, office supplies, recruiting and relocation, operations, legal, software licenses and maintenance contracts. Interest expense is net of interest income.

Employee benefit plans

Liabilities related to pension, other post-retirement benefits and long-term incentive plans have not been included in these statements, as they are not anticipated to be assumed by a buyer of the Company. In addition, certain key employees have retention bonus agreements that call for payments to be made of approximately $492 during 2002.

Salaries and benefits

Salaries and benefits include salaries of employees as well as allocated benefit costs based on budgeted percentages. The allocated benefit costs are primarily comprised of pension, medical and dental and other post-retirement benefits, which may not be representative of the actual expenditures that the Company will incur.

3.    Joint Venture

Effective December 1, 1998, the Company and a partner entered into a joint venture to develop and market computationally designed libraries of single-isomer, chiral compounds. The Company owned a 50% interest in the joint venture, which was accounted for under the equity method. Effective August 2000, the joint venture was dissolved. Equity losses of approximately $400 for the year ended December 31, 2000 related to the joint venture have been excluded from these statements because the joint venture has been dissolved and management has concluded these statements are intended only to present the direct operating expenses of the Company.

Bristol-Myers Squibb Pharma Research Labs, Inc.
f/k/a DuPont Pharmaceutical Research Laboratories, Inc.
(a wholly-owned subsidiary of E.R. Squibb & Sons, L.L.C.)
Notes to Special Purpose Statements (Continued)
(in thousands)

4.    Property and Equipment

Property and equipment consist of the following:

	December 31
	2001	2000
Laboratory and computer equipment	$15,629	$13,278
Leasehold improvements	5,198	3,263
Office furniture, fixtures and equipment	978	2,124

	21,805	18,665
Less: Accumulated depreciation and amortization	(8,871)	(6,990)

Property, plant and equipment, net	$12,934	$11,675

The Company, in conjunction with a collaboration agreement with Micromass UK Limited, received laboratory equipment with a value of $623 in exchange for rights to one of the Company’s patents. In addition, the Company will also receive a royalty of 7.5% of sales of the product to which the patent relates. The Company recorded the laboratory equipment as an asset, which is being depreciated over its estimated useful life. The Company is also amortizing the $623 deferred credit recorded on the exchange over the expected life of the patent (20 years).

5.    Leases

The Company leases its facilities in San Diego, CA and San Francisco, CA under two operating lease agreements that expire in January 2015 and August 2005, respectively. Lease incentives granted under certain leases are charged to rent expense on a straight-line basis over the related terms of such leases. Rent expense was approximately $3,583 of which $575 related to the San Francisco lease and $3,159 of which $275 related to the San Francisco lease for the years ended December 31, 2001 and 2000, respectively. The rent expense also includes common area charges. Lease payments under both agreements are subject to future increases based upon the consumer price indices.

The Company leases certain equipment under capital lease obligations. Cost and accumulated amortization of equipment under capital leases was $9,358 and $6,044 and $10,771 and $5,750 at December 31, 2001 and 2000, respectively.

Bristol-Myers Squibb Pharma Research Labs, Inc.
f/k/a DuPont Pharmaceutical Research Laboratories, Inc.
(a wholly-owned subsidiary of E.R. Squibb & Sons, L.L.C.)
Notes to Special Purpose Statements (Continued)
(in thousands)

Annual future minimum obligations for operating and capital leases are as follows:

Year Ending December 31,	Operating Leases	Capital Leases
2002	$2,954	$790
2003	2,959	52
2004	2,964	—
2005	2,671	—
2006	2,373	—
Thereafter	18,982	—

Total minimum lease payments	$32,903	842

Less: Amount representing interest		30

Present value of obligations under capital lease		812
Less: Current portion		760

Long-term obligations under capital leases		$52

6.    Transactions with DuPont Pharmaceutical and Bristol-Myers Squibb Company

DuPont Pharmaceutical performed certain corporate functions for the Company through September 30, 2001, including corporate management, purchasing, financial and treasury services, tax, legal, data processing and IT services and administration of employee compensation and benefit services. After its acquisition of DuPont Pharmaceuticals, BMS has performed such functions. Costs related to these services are not included in the accompanying historical special purpose statements as they were not allocated by DuPont Pharmaceutical or Bristol-Myers Squibb Company to the Company. See Note 2 regarding allocation of benefit costs.